Exhibit 5.1

633 Seventeenth Street, Suite 3000, Denver, CO 80202-3622

Telephone:  303.297.2900   Fax:  303.298.0940   www.shermanhoward.com

June 13, 2019

StarTek, Inc.

Carrara Place

4th Floor Suite 485

6200 South Syracuse Way

Greenwood Village, Colorado 80111

Re:                             StarTek, Inc. Form S-3 Registration Statement

Ladies and Gentleman:

Reference is made to the registration statement on Form S-3 to be filed with the Securities and Exchange Commission (the “Commission”) on or about June 13, 2019 (the “Registration Statement”) by StarTek, Inc., a Delaware corporation (the “Company”), for the purpose of registering under the Securities Act of 1933, as amended (the “Act”), 692,520 shares of its common stock, $0.01 par value per share (the “Common Stock”), which shares were originally issued by the Company to the selling stockholders named in the Registration Statement (the “Selling Stockholders”) in connection with a private placement that was consummated on May 17, 2019.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies of all documents, corporate records or other writings that we consider relevant for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures on all original documents, the legal competency of each individual executing any such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as photocopies of originals. As to facts material to our opinions, we have relied, without independent verification, upon certificates, documents, statements and other information of the Company or representatives or officers thereof.

Based on the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the shares of Common Stock to be sold by the Selling Stockholders pursuant to the Registration Statement have been validly issued and are fully paid and non-assessable.

We express no opinion as to the laws other than the General Corporation Law of the State of Delaware (including the statutory provisions thereof, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws). We express no opinion with respect to the blue sky securities laws of any state, including Delaware.

We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Sincerely,

/s/ Sherman & Howard L.L.C.